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                                                                    EXHIBIT 32.1

       Certification of Chief Executive Officer furnished pursuant to Rule 13a-14(b) of the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the
                      United States Code (18 U.S. C. 1350)


I, Jihad Kiwan, the Chief Executive Officer, President and Chief Operating Officer of Trikon Technologies, Inc (the "Company"), do hereby certify to the best of my knowledge and belief that:

1. The Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 780(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   August 7, 2003

                                  /s/ Jihad Kiwan
                                  -----------------------------
                                  Jihad Kiwan
                                  CChief Executive Officer,
                                  President and Chief Operating
                                  Officer